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                                                                    Exhibit 10.1

                                                                        SENTINEL

                            CONTRACT MINING AGREEMENT

         THIS CONTRACT MINING AGREEMENT (this "Agreement"), is made and entered into on this 28th day of June, 2001, and shall be effective on the 1st day of July, 2001 (the "Effective Date"), by and between ANKER WEST VIRGINIA MINING COMPANY, INC., a West Virginia corporation ("AWVMC"), and RYANSTONE COAL, L.L.C., a West Virginia limited liability company ("Independent Contractor").

         WHEREAS, AWVMC owns and currently operates an underground coal mining operation and related surface facilities in Barbour County, West Virginia, known as the "Sentinel Mine"; and

         WHEREAS, AWVMC desires to engage Independent Contractor as a contract miner to perform Work (as defined herein) in accordance with and subject to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the strict and mutual performance and observance of the terms, conditions, covenants, stipulations, guarantees and agreements hereinafter set forth, and intending to be legally bound, AWVMC and Independent Contractor agree as follows:

                                    ARTICLE I

                                   Definitions

         As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular shall have the same meaning when used in the plural and vice versa):


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         "AWVMC" shall mean Anker West Virginia Mining Company, Inc., a West
Virginia corporation.

         "AWVMC Property" shall mean all structures, facilities, assets and equipment owned by AWVMC at the Sentinel Mine as of the Effective Date which are identified and described on the attached Schedule I, including, without limit, the conveyor belts and structures, belt drives, electric cables, pipes, rails and other advance equipment identified on Exhibit B pursuant to Section 4.1 and the Rebuilt Equipment.

         "Clean Coal" shall mean or refer to the amount of Coal mined and removed by Independent Contractor from the Premises under this Agreement and shipped by AWVMC to customers, and meeting the specifications set forth in
Section 5.2.

         "Clean Coal Conversion Factor" shall be used in calculating Estimate Payments and shall be determined by the following formula:

         C        =  100 - (R + X)
                     -------------
                         100

         Where    C  = Clean Coal Conversion Factor
                  R  = Average % dry ash present in the Coal delivered to the
                       Coal Stockpile Area
                  X  = 7%

The factor "X" is the factor that allows for the loss of coal and other operational inefficiencies inherent in the processing of coal. The parties have agreed that this factor shall be 7%. In the event there are consistent and material Payment Adjustments as a result of the use of the Clean Coal Conversion Factor in determining Estimated Payments, the parties will negotiate in good faith to adjust the "X" factor to ensure that future Estimated Payments more closely estimate actual weights of Clean Coal and to minimize future Payment Adjustments.

         "Coal" shall mean the mineable and merchantable coal within and from the Upper


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Kittanning seam of coal in, on and underlying the Premises.

         "Coal Stockpile Area" shall mean the area within the Premises as designated from time to time by AWVMC upon which Independent Contractor shall stockpile the Coal mined and removed from the Premises under this Agreement.

         "Contract Price" shall have the meaning set forth in Section 6.1 of this Agreement.

         "Delivery Schedule" shall have the meaning set forth in Section 5.2 of this Agreement.

         "Designated Monthly Clean Coal Quantity" shall have the meaning set forth in Section 5.2 of this Agreement.

         "Effective Date" shall mean July 1, 2001.

         "Equipment" shall mean, collectively: (i) the AWVMC Property, (ii) the Independent Contractor Equipment, and (iii) the Parts and Supplies.

         "Estimated Payment" shall mean the estimated payment of the Contract Price for Clean Coal for an applicable payment period as set forth in Section
6.2 based on weights calculated pursuant to Section 5.3.

         "Event of Default" shall have the meaning set forth in Section 11.1 of this Agreement.

         "Fair Market Value" shall mean the value of property in its place at the Sentinel Mine as of the date of determination, as determined by an appraisal, the cost of which shall be borne equally by AWVMC and Independent Contractor, conducted by a qualified and independent underground mining equipment appraiser who is reasonably satisfactory to both AWVMC and Independent Contractor. In determining Fair Market Value, there shall not be any deduction for any cost or expense associated with moving, transporting or relocating the property.

         "Independent Contractor" shall mean Ryanstone Coal, LLC, a West Virginia limited liability company.





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         "Independent Contractor Equipment" shall mean all equipment, tools, machinery, parts, supplies and other items obtained and utilized from time to time by Independent Contractor to perform the Work, including, without limitation, any and all equipment, tools, machinery, part, supplies or other items which Independent Contractor purchases or otherwise acquires from AWVMC; provided, however, it shall not include: (i) the AWVMC Property, or (ii) the Parts and Supplies.

         "Independent Contractor Equipment List" shall mean a written list of the Independent Contractor Equipment and the related parts and supplies located at the Sentinel Mine, including the make, model and serial number of each item on the list.

         "Information" shall have the meaning set forth in Section 8.7 of this Agreement.

         "John Deere " shall have the meaning set forth in Section 4.12 of this Agreement.

         "John Deere Financing" shall have the meaning set forth in Section 4.12 of this Agreement.

         "Lien" shall mean any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.

         "Monthly Designation" shall mean the amount of Clean Coal designated by AWVMC or its designee to be delivered by Independent Contractor during the next month. The Monthly Designation shall be included in the Delivery Schedules.

          "Outside Coal " shall mean coal mined by a party other than Independent Contractor from property other than the Premises.

         "Parts and Supplies" shall have the meaning set forth in Section 4.3 of this Agreement.

         "Parts and Supplies Purchase Price" shall have the meaning set forth in
Section 4.3 of this Agreement.





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         "Payment Adjustment" shall mean an adjustment to be made to the
Estimated Payments made with respect to previous payment periods as set forth in
Section 6.2 based either on railroad weights or truck scale weights as determined pursuant to Section 5.3.

          "Premises" shall have the meaning set forth in Section 2.3 of this Agreement.

         "Preparation Plant" shall mean the coal preparation plant owned by AWVMC and located on the Premises.

         "Rebuilt Equipment " shall have the meaning set forth in Section 4.12 of this Agreement.

         "Records" shall have the meaning set forth in Section 8.5 of this Agreement.

         "Sentinel Mine" shall mean the underground coal mine owned by AWVMC on the Premises.

         "Shop" shall have the meaning set forth in Section 4.11 of this Agreement.

         "Termination Notice" shall have the meaning set forth in Section 11.9 of this Agreement.

         "Termination Notice Date" shall mean the earlier of (i) the date a party actually receives the Termination Notice, (ii) the date deposited if the Termination Notice is sent by registered or certified United States mail, postage prepaid, return receipt requested, or (iii) the date the Termination Notice is transmitted by facsimile, provided that the Termination Notice is also mailed on said date by registered or certified United States mail, postage prepaid, return receipt requested.

         "Three (3) Month Estimate" shall mean the estimate of the amount of Clean Coal AWVMC will designate for delivery pursuant to this Agreement during the next three (3) months. The Three (3) Month Estimate shall be included in the Delivery Schedules for informational and planning purposes only and shall not be binding on AWVMC or Independent Contractor.



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         "Work" shall have the meaning set forth in Section 2.1 of this
Agreement.

                                   ARTICLE II

                      Engagement, Term and Nature of Mining

         Section 2.1 -- Engagement of Independent Contractor. AWVMC hereby engages Independent Contractor as an independent contractor in accordance with and subject to the terms and conditions hereinafter set forth, and Independent Contractor hereby covenants and agrees to perform the following obligations (collectively, the "Work"): (i) to mine and remove the Coal by usual and accepted underground mining methods and in accordance with the mining plans and projections described in Section 8.3 of this Agreement, and as otherwise herein specified, (ii) to deliver the Coal to AWVMC on the raw coal belt at the breaker building at the Sentinel Mine, and (iii) to perform all of the other duties, responsibilities and obligations required of Independent Contractor under this Agreement. Independent Contractor expressly agrees to perform the Work in a diligent and professional manner and in accordance with the terms and conditions of this Agreement and any and all of the permits and governmental approvals now or hereafter required for the performance of the Work, including, without limitation, West Virginia Division of Environmental Protection Permit Number U-15-83.

         Section 2.2 -- Term. This Agreement shall be effective as of the Effective Date and shall continue in full force and effect until December 31, 2003, unless sooner terminated as provided herein or under applicable law; provided, however, this Agreement shall automatically renew from year to year after December 31, 2003, unless either party provides the other with written notice of its intent to terminate on or before October 1, 2003, or October 1 of the then current one year renewal term as the case may be.

         Section 2.3 -- Area Designated for Mining. The area to be mined by Independent




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Contractor under this Agreement will be designated by AWVMC in the Upper
Kittanning coal seam in or under those certain tracts or parcels of land in Barbour County, West Virginia, which are shown on the map attached hereto and made a part hereof as Exhibit A and all subsequent revision map(s) (the "Premises"). The initial area to be mined by Independent Contractor is shown on Exhibit A, and subsequent areas will be deemed designated for mining upon approval by AWVMC of the mining plans submitted by Independent Contractor pursuant to the terms of this Agreement. Independent Contractor acknowledges and agrees that Exhibit A is not intended to indicate expressly or by implication that all areas depicted therein are or will be designated or approved by AWVMC for mining by Independent Contractor, nor is Exhibit A intended to indicate expressly or by implication that AWVMC owns or otherwise has the right to mine all of the coal within the Premises. In addition, other areas may be added to the area to be mined, and the description and boundaries of the area to be mined by Independent Contractor may otherwise be changed from time to time by the mutual written agreement of the parties. This Agreement shall be applicable to such additional areas, if any, as if the same were initially described herein, and such areas shall be deemed a part of the Premises.

                                   ARTICLE III

                         Representations and Warranties

         Section 3.1 -- Representations and Warranties of AWVMC.

         (a) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SUBSECTION 3.1(b) BELOW, AWVMC MAKES NO, AND HEREBY DISCLAIMS ANY, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE QUANTITY, QUALITY OR CONDITION OF THE COAL LOCATED IN OR RECOVERABLE FROM THE PREMISES OR THE EQUIPMENT TO BE USED BY OR LEASED TO INDEPENDENT




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CONTRACTOR PURSUANT TO THIS AGREEMENT. AWVMC ALSO MAKES NO, AND HEREBY DISCLAIMS
ANY, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE DURATION,
ECONOMIC FEASIBILITY OR LIKELIHOOD OF SUCCESS OF THE WORK TO BE PERFORMED BY INDEPENDENT CONTRACTOR UNDER THIS AGREEMENT. INDEPENDENT CONTRACTOR HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE DESIGNATION BY AWVMC OF ANY AREA(S)
TO BE MINED SHALL NOT CONSTITUTE ANY REPRESENTATION OR WARRANTY WHATSOEVER BY AWVMC THAT THE AREA(S) SO DESIGNATED ARE SUITABLE FOR OR CONDUCIVE TO MINING OR PRODUCING COAL OF A QUANTITY OR QUALITY REQUIRED UNDER THIS AGREEMENT. INDEPENDENT CONTRACTOR FURTHER ACKNOWLEDGES THAT, EXCEPT AS SET FORTH IN SUBSECTION 3.1(b) BELOW, AWVMC HAS NOT MADE ANY REPRESENTATION OR WARRANTY WITH REGARD TO ANY OF THE FOREGOING MATTERS OR THE CONDITION OR EXISTENCE OF ANY SURFACE AREAS, PRIOR WORKINGS, COAL SEAMS, WORK PLACES, STRUCTURES, FACILITIES, FIXTURES, EQUIPMENT OR OTHER MATTERS RELATING TO THE PREMISES, THE COAL, THE EQUIPMENT, THE WORK OR THE SENTINEL MINE.

         (b) AWVMC hereby represents and warrants to Independent Contractor as follows:

         (i) AWVMC is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia. AWVMC has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly authorized, executed and delivered by AWVMC, is a valid and binding obligation of AWVMC and is enforceable against it in accordance with its terms, subject only to bankruptcy, insolvency and other laws affecting




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creditors' rights generally. The execution, delivery and performance of this
Agreement by AWVMC will not, with or without the lapse of time or the giving of any notice, or both, result in any breach, default or violation by AWVMC of any law, rule, regulation or agreement or other commitment to which AWVMC is a party or by which it is bound.

         (ii) Neither AWVMC nor any of its assets are subject to any judgment, order, writ, decree, citation or injunction. AWVMC is not a party to any judicial, administrative, investigative or arbitration proceeding, now pending, or to the best of its knowledge, threatened, which could have a material adverse impact on this Agreement or its ability to perform its obligations hereunder.

         (iii) There are no material outstanding violations of any federal, state or local law relating to the Sentinel Mine and that, to the best of AWVMC's knowledge, there is no condition that would result in the issuance of any material notice of violation relating to the Sentinel Mine.

         (iv) AWVMC owns, leases or otherwise controls the property on which the Preparation Plant and other surface facilities serving the Sentinel Mine are located, has the right to use the Preparation Plant and the other facilities as they are presently being used, and has the right to load coal through its coal loading facilities located on the Premises. AWVMC is in the business of, among other things, processing coal at the Sentinel Mine; has substantial experience in processing the coal mined from the Sentinel Mine; has personnel that are knowledgeable regarding the same; and the Preparation Plant is in good working condition and has the capacity to process the Coal to be mined pursuant to this Agreement, including, but not limited to, the capacity, as of the Effective Date, to process up to approximately [*]1 raw tons of Coal per


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1 Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "Commission"). The omitted portions, marked by "[*]", have been filed separately with the Commission.




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month.

         (v) AWVMC has and will continue to have during the term of this Agreement sufficient working capital, machinery, equipment and skilled personnel to process the Coal to be mined by Independent Contractor pursuant to this Agreement.

         Section 3.2 -- Representations and Warranties of Independent Contractor. As a material inducement for AWVMC to enter into this Agreement, Independent Contractor represents and warrants to AWVMC as follows:

         (a) Independent Contractor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of West Virginia. Independent Contractor has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly authorized, executed and delivered by Independent Contractor, is a valid and binding obligation of Independent Contractor and is enforceable against Independent Contractor in accordance with its terms, subject only to bankruptcy, insolvency and other laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement by Independent Contractor will not, with or without the lapse of time or the giving of any notice, or both, result in any breach, default or violation by Independent Contractor of any law, rule, regulation or agreement or other commitment to which Independent Contractor is a party or by which it is bound.

         (b) Neither Independent Contractor nor any of its assets are subject to any judgment, order, writ, decree, citation or injunction. Independent Contractor is not a party to any judicial, administrative, investigative or arbitration proceeding, now pending, or to the best of its knowledge, threatened, which could have a material adverse impact on this Agreement or its ability to perform the Work under this Agreement.



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         (c) Independent Contractor is in the business of underground coal mining, has substantial experience as an underground coal mine operator, and has personnel that are knowledgeable regarding and have substantial experience in underground mining conditions similar to those in the Sentinel Mine.

         (d) Independent Contractor has and will continue to have throughout the term of this Agreement sufficient working capital, machinery, equipment and skilled personnel to perform and complete the Work under this Agreement, including, without limitation, the production of the monthly tonnages of Coal from the Premises contemplated by this Agreement.

         (e) Independent Contractor has carefully inspected and examined and is familiar with the Premises, all areas surrounding the Premises, the AWVMC Property, the Parts and Supplies, and the facilities, equipment, fixtures and workings of the Sentinel Mine.

         (f) Independent Contractor has fully informed itself as to all existing conditions and limitations of the Premises, all areas surrounding the Premises, the facilities, equipment, fixtures and workings of the Sentinel Mine, and all laws, ordinances, rules, regulations, dangerous conditions, prior mining, location of old workings and latent dangers that may affect the Work to be performed under this Agreement, and hereby accepts those conditions and limitations and the risks associated therewith.

         (g) All of the issued and outstanding voting units or voting securities of Independent Contractor are owned and held of record as follows: [*]2

                                   ARTICLE IV

                Equipment; Parts and Supplies; Mining Operations


--------
2 Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "Commission"). The omitted portions, marked by "[*]", have been filed separately with the Commission.


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         Section 4.1 -- AWVMC Property. In performing the Work, and so long as
Independent Contractor is in compliance with the terms and conditions of this Agreement, Contractor shall have the right to use the AWVMC Property. In consideration for AWVMC's agreement to provide Independent Contractor with the use of the AWVMC Property, Independent Contractor hereby covenants and agrees:
(i) to pay, or reimburse AWVMC for the payment of, all personal property taxes that may be assessed against or with respect to the AWVMC Property and the Shop from and after the Effective Date and during the term of this Agreement in accordance with Section 9.4, (ii) to pay, or reimburse AWVMC for the payment of, all premiums to obtain and maintain all-risk physical damage insurance and comprehensive general liability insurance in such amounts as AWVMC shall reasonably determine with respect to the AWVMC Property and the Shop, and (iii) to pay, or reimburse AWVMC for the payment of, all deductibles for claims made under its insurance policies covering the AWVMC Property during the term of this Agreement as a result of or in connection with AWVMC's agreement to provide Independent Contractor with use of the AWVMC Property and the Shop. In the event Independent Contractor fails to pay or reimburse AWVMC as provided above, AWVMC shall have the right to deduct the payments or other amounts described in this
Section 4.1 from the payment of the Contract Price under Section 6.2.

         Underground mining operations have been conducted at the Sentinel Mine prior to the Effective Date. In connection with such activities, various structures and facilities have been installed at the Sentinel Mine, including, without limitation, conveyor belts and structures, belt drives, electric cables, pipes, rails, etc. For the purposes of this Agreement only, all such structures and facilities identified on Schedule I and Exhibit B are included within the definition

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of "AWVMC Property", and Independent Contractor shall, pursuant to the terms and conditions hereof, have access to and use of such structures and facilities. The parties acknowledge and agree that the map attached hereto and made a part hereof as Exhibit B, accurately depicts the location and extent of the mining operations conducted at the Sentinel Mine prior to the Effective Date, including, without limitation, the location of the conveyor belts and belt drives.

         Title to the AWVMC Property shall, at all times, be vested in AWVMC. Independent Contractor may not, voluntarily or involuntarily, subject the AWVMC Property to any Liens, and, except as provided in Section 11.6, Independent Contractor may not, without the prior express written consent of AWVMC, remove or permit the removal of any of the AWVMC Property from the Premises.

         Section 4.2 -- Independent Contractor Equipment. Independent Contractor shall be required to furnish all of the equipment, tools, machinery, parts, supplies and other items that may be required from time to time to perform the Work. Independent Contractor acknowledges and agrees that it shall be free to use or not to use all or any item of the AWVMC Property in performing the Work pursuant to the terms and conditions of this Agreement. Independent Contractor further acknowledges and agrees that it shall be solely responsible for determining the fitness, suitability, type and amount of equipment, tools, machinery, parts, supplies and other items that may be required from time to time to perform the Work. Independent Contractor further acknowledges and agrees that even if it elects to utilize all of the AWVMC Property, Independent Contractor will be required to obtain and utilize the Independent Contractor Equipment.

         Section 4.3 -- Parts and Supplies. The parties acknowledge and agree that an inventory of parts and supplies exists at the Sentinel Mine. Independent Contractor has tagged or otherwise

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identified that portion of the parts and supplies inventory at the Sentinel Mine that it desires to purchase (collectively, the "Parts and Supplies"). The parties agree that the Parts and Supplies have a value of [*]3 (the "Parts and Supplies Purchase Price"). Independent Contractor shall pay AWVMC the Parts and Supplies Purchase Price in six (6) equal, consecutive monthly installments beginning on August 25, 2001, and continuing on the 25th day of the next five
(5) succeeding months. In the event Independent Contractor fails to pay when due an installment of the Parts and Supplies Purchase Price, AWVMC shall have the right to deduct each installment of the Parts and Supplies Purchase Price from the payment of the Contract Price under Section 6.2.

         Section 4.4 -- No Warranties; Use of Equipment. Independent Contractor hereby acknowledges and agrees that the AWVMC Property and the Parts and Supplies have been or will be furnished to it "as is" and "where is" without any representations or warranties of any kind by or on behalf of AWVMC. AWVMC, not being the manufacturer of any of the AWVMC Property or the Parts and Supplies, nor manufacturer's agent, makes no warranty or representation, either express or implied, as to the fitness, quality, design, condition, capacity, suitability, merchantability or performance thereof or of the material or workmanship with respect thereto, it being agreed that all risks, as between AWVMC and Independent Contractor, are to be borne by Independent Contractor at its sole risk and expense. Independent Contractor accordingly agrees not to assert any claim whatsoever against AWVMC based thereon. AWVMC shall have no obligation to install, erect, test, adjust or service any of the Equipment. Independent Contractor shall be solely responsible for determining the suitability and fitness of all items of

--------
3 Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "Commission"). The omitted portions, marked by "[*]", have been filed separately with the Commission.


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Equipment that may be utilized under this Agreement and for developing and training its employees in safe and proper use and operating procedures with respect to each item of the Equipment.

         Section 4.5 -- Maintenance of Equipment. Subject to placing the Equipment in service as set forth below, Independent Contractor covenants and agrees to at all times keep and maintain the Equipment in good and safe working order, condition and repair, ordinary wear and tear excepted, and in compliance with all applicable warranties or contractual obligations relating thereto and all federal, state, and local laws, rules, regulations and ordinances. Independent Contractor further covenants and agrees to keep and maintain accurate maintenance programs and schedules with respect to the Equipment. The obligation of Independent Contractor to maintain and keep the Equipment in good working order, condition and repair (ordinary wear and tear excepted) includes performing, at Independent Contractor's sole cost and expense, all routine or scheduled maintenance thereof. In order that AWVMC may be able to determine that Independent Contractor is in compliance with the maintenance and repair requirements of this Agreement, Independent Contractor shall, upon AWVMC's request: (i) permit the Equipment to be inspected by AWVMC or its designee, and
(ii) permit AWVMC or its designee to inspect and copy all maintenance records and any other records that may pertain to the Equipment. Certain Equipment designated on Schedule I will not be initially used or placed in service by Independent Contractor, and until said Equipment is used or placed in service by Independent Contractor, Independent Contractor shall not have any obligation to repair or maintain the same under this Section 4.5.

         Section 4.6 -- Expense of Operations; Utilities. All costs, expenses and liabilities accruing or resulting from the Work performed under this Agreement shall be borne by

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Independent Contractor, and AWVMC shall have no responsibility therefor.
Independent Contractor shall, at its sole cost and expense, obtain in its name all utilities necessary for the performance of the Work. The electricity for the underground facilities and the surface facilities are separately metered. With respect to the utilities for the Shop and any other surface facility used by Independent Contractor, the parties shall work together to ensure that the electricity bills are properly divided based on electricity usage.

         Section 4.7 -- Diligence. Independent Contractor hereby covenants and agrees to (i) diligently prosecute the Work in a skillful and workmanlike manner in accordance with the terms and conditions of this Agreement and modern and approved mining methods, (ii) use only competent, skilled personnel and management in performing the Work, and (iii) perform the Work so as to produce and recover the maximum quantities of merchantable and mineable coal from the Upper Kittanning seam in, on and underlying the Premises consistent with modern and efficient mining practices and the mining conditions in the Sentinel Mine, and provided that Independent Contractor is able to produce and recover the coal and make a profit.

         Section 4.8 -- Notice of Suspended Operations. Independent Contractor shall report promptly in writing to AWVMC any suspension, slowdown or interference with any aspect of the Work, and Independent Contractor shall specifically identify the reasons therefor and the expected duration thereof.

         Section 4.9 -- Engineering Services. Independent Contractor shall be solely responsible for obtaining all engineering services that are or may be required (i) to prepare the mining plans and projections required pursuant to
Section 8.3, (ii) to protect AWVMC's interest in the Coal, the Premises and the Equipment, and (iii) to perform the Work pursuant to the terms and conditions of this Agreement.


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         Section 4.10 -- Purchase and Removal of Independent Contractor
Equipment. Upon the expiration of this Agreement, or upon the termination of this Agreement pursuant to Section 11.2, AWVMC shall have the right to purchase all or any part of the Independent Contractor Equipment and all related parts and supplies owned by Independent Contractor and used at the Sentinel Mine for the Fair Market Value of such Independent Contractor Equipment and related parts and supplies as of the effective date of the expiration or termination. At least sixty (60) days before the expiration of this Agreement, or, in the case of a termination pursuant to Section 11.2, upon Independent Contractor's receipt of the notice of default pursuant to Section 11.2, Independent Contractor shall provide AWVMC with the Independent Contractor Equipment List. AWVMC shall exercise its right to purchase under this Section 4.10 by providing written notice of its intent to purchase to Independent Contractor on or before the later of (i) thirty (30) days prior to the expiration date, or (ii) thirty (30) days after AWVMC's receipt of the Independent Contractor Equipment List. AWVMC shall pay for the Independent Contractor Equipment and the parts and supplies upon delivery by Independent Contractor of a bill of sale and assignment, reasonably acceptable to AWVMC, transferring title to the Independent Contractor Equipment and the parts and supplies which AWVMC is purchasing under this
Section 4.10 free and clear of all Liens. Independent Contractor hereby covenants and agrees to deliver such bill of sale and assignment immediately upon AWVMC's request. In the event AWVMC does not exercise its option to purchase all of the Independent Contractor Equipment and the parts and supplies, Independent Contractor shall remove the Independent Contractor Equipment and the parts and supplies not purchased by AWVMC hereunder from the Premises within sixty (60) days of AWVMC's notice. AWVMC shall not be responsible for any damage to or loss in respect of the Independent Contractor Equipment during such 60-day period, including, without limit, damage

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or loss caused by roof falls. Title to all of the Independent Contractor
Equipment and part and supplies not purchased by AWVMC hereunder not removed from the Premises within such sixty (60) day period shall automatically revert to AWVMC or its designee, and Independent Contractor hereby covenants and agrees to take, promptly upon the request of AWVMC, all action that may be necessary to cause title to such Independent Contractor Equipment and parts and supplies to be transferred to AWVMC or its designee.

         Section 4.11 -- Shop. In consideration for the performance of the Work, during the term of this Agreement, Independent Contractor shall have the right to use the shop building identified on Exhibit A (the "Shop") to perform repairs on any equipment used in connection with performing the Work under this Agreement. Independent Contractor shall keep the Shop and surrounding area in a clean, orderly fashion, and shall not allow any trash, liter or debris to be left in or around the Shop. Independent Contractor shall conduct all activities in the Shop in accordance with all applicable federal, state and local laws rules and regulations, including, without limitation, laws, rules and regulations relating to the environment. Independent Contractor shall be responsible for paying or reimbursing AWVMC for all costs and expenses for utilities provided to and used in the Shop. In the event Independent Contractor fails to so pay or reimburse AWVMC, AWVMC shall have the right to deduct such costs and expenses from the payment of the Contract Price under Section 6.2. Upon expiration or termination of this Agreement, Independent Contractor shall immediately vacate the Shop and shall return possession of the Shop to AWVMC in the same condition as it exists on the Effective Date, reasonable wear and tear excepted.

         Section 4.12 -- Equipment to be Rebuilt.

         (a) The parties agree that certain items of the equipment included in the AWVMC

Property identified on Schedule I will be rebuilt at such times and in such a manner as the parties shall agree, which items of equipment are identified on
Schedule II attached hereto and made a part hereof (collectively, the "Rebuilt Equipment"). The cost to rebuild the Rebuilt Equipment will be jointly financed by AWVMC and Independent Contractor through John Deere Credit ("John Deere") on such terms and conditions as the parties shall mutually agree (the "John Deere Financing"). The monthly or other periodic payments required to be made under the John Deere Financing shall, at the option of John Deere, either be paid directly to John Deere by Independent Contractor or deducted by AWVMC from the payment of the Contract Price under Article VI and paid by AWVMC directly to John Deere. In the event John Deere elects to have such payments made to it by Independent Contractor under the immediately preceding sentence and Independent Contractor fails to make any such payment, then AWVMC shall have the right to deduct the amount of any such missed payments from the payment of the Contract Price under Article VI and pay the same to John Deere.

         (b) Upon the occurrence of any event or circumstance which will lead to the expiration or termination of this Agreement without cause under Section 11.9, if there are any sums outstanding under the John Deere Financing, AWVMC and Independent Contractor shall promptly engage a mutually acceptable appraiser to determine the Fair Market Value of the Rebuilt Equipment no later than forty
(40) days prior to such expiration or termination. The cost of the appraiser shall be paid equally by AWVMC and Independent Contractor. AWVMC shall use commercially reasonable efforts to refinance the John Deere Financing itself or to secure the release of Independent Contractor from the John Deere Financing. If AWVMC is unable to refinance the John Deere Financing or secure the release of Independent Contractor from the John Deere Financing on or before fifteen
(15) days prior to the expiration or termination of this

Agreement under Section 11.9, then Independent Contractor shall have the right to purchase the Rebuilt Equipment at the Fair Market Value as determined in accordance with this Section 4.12 by providing notice to AWVMC on or before ten
(10) days prior to the expiration or termination of this Agreement. If Independent Contractor does not exercise its right to purchase the Rebuilt Equipment as providing in the preceding sentence, AWVMC and Independent Contractor shall jointly market and sell the Rebuilt Equipment as soon as possible for its Fair Market Value. Whether or not AWVMC is able to refinance the John Deere Financing or secure the release of Independent Contractor from the John Deere Financing and whether or not AWVMC and Independent Contractor are able to sell the Rebuilt Equipment at Fair Market Value, AWVMC shall have the right to continue using the Rebuilt Equipment and shall make all monthly or periodic payments due under the John Deere Financing from and after the date of expiration or the date of termination of this Agreement under Section 11.9. Proceeds from the sale of the Rebuilt Equipment either to Independent Contractor or a third party shall be applied first to the sums due and owing under the John Deere Financing, second to the cost and expenses of selling the Rebuilt Equipment, and the remaining sale proceeds, if any, shall be remitted to AWVMC. Independent Contractor acknowledges and agrees that it shall not have any interest or right to any of the proceeds from the sale of the Rebuilt Equipment or any equity which may exist at any time in the Rebuilt Equipment as a result of making the payments under the John Deere Financing or otherwise.

         (c) Upon the occurrence of an event of default by AWVMC under Section
11.10 and the exercise of the right to terminate this Agreement following the expiration of any applicable grace period, if there are any sums outstanding under the John Deere Financing, Independent Contractor and AWVMC shall immediately engage a mutually acceptable appraiser to determine the Fair Market Value of the Rebuilt Equipment as soon as possible. The cost of the appraiser shall be paid equally by AWVMC and Independent Contractor. Independent Contractor shall have the right to purchase the Rebuilt Equipment from AWVMC at the Fair Market Value. If Independent Contractor elects not to purchase the Rebuilt Equipment from AWVMC as provided in the preceding sentence, AWVMC shall use commercially reasonable efforts to refinance the John Deere Financing itself or secure the release of Independent Contractor from the John Deere Financing. If AWVMC is unable to refinance the John Deere Financing or secure the release of Independent Contractor from the John Deere Financing prior to the date of termination under Section 11.10, AWVMC and Independent Contractor shall jointly market and sell the Rebuilt Equipment as soon as possible for its Fair Market Value. AWVMC shall not have the right to use the Rebuilt Equipment at any time after the date of the termination of this Agreement under Section
11.10. Proceeds from the sale of the Rebuilt Equipment either to Independent Contractor or a third party shall be applied first to the sums due and owing under the John Deere Financing, second to any sums due and owing by AWVMC to Independent Contractor under this Agreement, third to the cost and expenses of selling the Rebuilt Equipment, and the remaining sale proceeds, if any, shall be remitted to AWVMC. Except as provided in the preceding sentence, Independent Contractor acknowledges and agrees that it shall not have any interest or right to any of remaining proceeds from the sale of the Rebuilt Equipment or any equity which may exist at any time in the Rebuilt Equipment as a result of making the payments under the John Deere Financing or otherwise.

         (d) Upon the occurrence of an Event of Default by Independent Contractor and the exercise of the right to terminate this Agreement following the expiration of any applicable grace period, if there are any sums outstanding under the John Deere Financing, AWVMC shall use commercially reasonable efforts to refinance the John Deere finance itself or secure the release of Independent Contractor from the John Deere Financing. In addition, AWVMC and Independent Contractor shall engage a mutually acceptable appraiser to determine the Fair Market Value of the Rebuilt Equipment, the cost of which shall be paid equally by AWVMC and Independent Contractor. If AWVMC is unable to refinance the John Deere Financing or secure the release of Independent Contractor from the John Deere Financing prior to the date of termination under Section 11.10, AWVMC and Independent Contractor shall jointly market and sell the Rebuilt Equipment as soon as reasonably possible for its Fair Market Value. Whether or not AWVMC is able to refinance the John Deere Financing or secure the release of Independent Contractor from the John Deere Financing, and whether or not AWVMC and Independent Contractor are able to sell the Rebuilt Equipment for its Fair Market Value, AWVMC shall have the right to continue using the Rebuilt Equipment and shall make all monthly or periodic payments due under the John Deere Financing from and after the date of the termination of this Agreement. Proceeds from the sale of the Rebuilt Equipment shall be applied first to the sums due and owing under the John Deere Financing, second to the cost and expenses of selling the Rebuilt Equipment, and the remaining sale proceeds, if any, shall be remitted to AWVMC. Independent Contractor acknowledges and agrees that it shall not have any interest or right to any of the proceeds from the sale of the Rebuilt Equipment or any equity which may exist at any time in the Rebuilt Equipment as a result of making the payments under the John Deere Financing or otherwise.

                                    ARTICLE V

                  Production, Specifications and Transportation

         Section 5.1 -- Source of Coal. Independent Contractor covenants and agrees that (i) the Coal delivered to AWVMC pursuant to this Agreement shall be produced solely from the Upper

Kittanning coal seam in, on and underlying the Premises, (ii) it shall not commingle any coal mined or removed from other properties with the Coal mined and removed from the Premises, and (iii) it shall not tender, deliver or sell any of the Coal mined from the Premises to any person or entity without the prior written consent of AWVMC.

         Section 5.2 -- Production and Delivery of the Designated Monthly Clean Coal Quantity; Delivery Schedules. From the Effective Date until December 31, 2001, Independent Contractor shall produce a sufficient amount of Coal from the Premises to deliver the following amounts of Clean Coal to AWVMC in the following months: July 2001 = [*]4; August 2001 = [*]4; September 2001 = [*]4; October 2001 = [*]4; November 2001 = [*]4; and December 2001 = [*]4. During each calendar month thereafter, Independent Contractor shall produce a sufficient amount of Coal from the Premises to deliver [*]4 tons of Clean Coal (the "Designated Monthly Clean Coal Quantity") to AWVMC. All Clean Coal shall, after processing at the Preparation Plant, have a minimum heat content of [*]4 Btus and shall have an ash content between [*]4 and [*]4 (on an as received basis). AWVMC shall process the Coal in the Preparation Plant to produce Clean Coal meeting the specifications set forth in the immediately preceding sentence and which is saleable under AWVMC's then existing contracts for the sale of the Coal. AWVMC shall have the right to unilaterally increase or decrease the Designated Monthly Clean Coal Quantity by twenty percent (20%); provided, however, that Monthly Designation for any month during the term of this Agreement (i) shall not decrease by more than 20% of the Monthly Designation for the immediately preceding month and (ii) shall not increase by more than the greater of (A) 20% of the Monthly Designation for the immediately preceding month or (B) the

--------
4 Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "Commission"). The omitted portions, marked by "[*]", have been filed separately with the Commission.

amount so that the Monthly Designation for the month in question equals the Monthly Designation for the month prior to the immediately preceding month. On or before the 15th day of each month, AWVMC or its designee shall provide Independent Contractor with a written schedule (the "Delivery Schedule") showing the Monthly Designation for the next succeeding month and the Three (3) Month Estimate. Said Monthly Designation shall include the increase or decrease in the Designated Monthly Clean Coal Quantity as provided above. Independent Contractor hereby covenants and agrees to comply with the Monthly Designations.

         Section 5.3 -- Weights. For purposes of calculating an Estimated Payment, the weight of the Clean Coal shall equal the weight of the raw Coal as measured by the raw coal belt scales at the Preparation Plant times (ii) the Clean Coal Conversion Factor. For purposes of calculating a Payment Adjustment, the weight of all Clean Coal shipped by railroad shall be governed by the railroad weights and the weight of all Clean Coal shipped by truck shall be governed by the weights measured on the truck scales located on the Premises. AWVMC shall engage an independent contractor who shall be reasonably satisfactory to both AWVMC and Independent Contractor to calibrate the raw coal belt scales at the Preparation Plant and the truck scales to their normal accuracy levels on an as-needed basis. AWVMC shall take all reasonable steps to ensure that only the independent contractor so engaged shall have the ability to calibrate the raw coal belt scales and the truck scales. The weight of the Clean Coal determined by railroad weights or truck scales, as the case may be, shall be deemed valid, conclusive and binding for the determination of a Payment Adjustment under this Agreement. For a period of one year after the weights are ascertained, AWVMC shall keep a record of the weights of all Clean Coal. Independent Contractor shall, at its expense, be permitted during regular business hours to observe, inspect and verify the accuracy of the raw coal belt scales and the truck scales and records of weights.

         Section 5.4 -- No Foreign Material, Etc. Independent Contractor agrees to mine, produce and deliver Coal which is free from foreign material and trash, and does not contain excess moisture, slate, rock, out of seam dilution or other impurities, and, which is, after washing at the Preparation Plant, of merchantable and saleable quality.

         Section 5.5 -- Title to Coal; Depletion. Independent Contractor acknowledges and agrees that title to all Coal mined under this Agreement shall be vested in AWVMC and Independent Contractor shall have no right to dispose of any of the Coal. Unless otherwise expressly provided herein, Independent Contractor shall not acquire and shall not have an economic interest in any of the Coal and AWVMC shall have the full right to claim depletion for income tax or other purposes with respect to all of the Coal mined, produced and delivered hereunder. Independent Contractor expressly acknowledges and agrees that it will make no claim whatsoever to depletion for income tax or any other purposes with respect to the Coal mined under this Agreement and acknowledge that AWVMC's exclusive right to depletion for any and all purposes was taken into account by the parties hereto in fixing the Contract Price under this Agreement.

         Section 5.6. Independent Contractor's Right to Sell Coal. In the event AWVMC suspends its performance of this Agreement and refuses to accept Coal pursuant to Section 13.9 (b)(i) for more than 30 consecutive days, Independent Contractor shall have the right to attempt to sell Coal that it has produced but that AWVMC has not accepted pursuant to Section 13.9(b)(i); provided, however, Independent Contractor shall not enter into any agreements for the sale of Coal pursuant to this Section 5.6 without the prior express written consent of AWVMC, which consent may be withheld by AWVMC for any reason unless AWVMC is paid an amount equal to all of its processing, loading, stockpiling, general and administrative, and other costs and expenses associated with such Coal plus [*]5 per ton of such Clean Coal.

         Section 5.7 -- Boundaries. Independent Contractor shall fully comply with all federal, state and local laws, regulations, rules, ordinances and the governmental permits regarding any matter relating to mining near the boundaries of the Premises. Notwithstanding the foregoing, however, Independent Contractor shall not, except with the prior written consent of AWVMC, mine any Coal within sixty (60) feet of the outside boundaries of the Premises or within two hundred
(200) feet of any mine workings in or adjacent to the Premises, and Independent Contractor shall not cut any boundary corner on the Premises except with the prior written consent of AWVMC. In the event such consent is given by AWVMC, Independent Contractor shall use such precautions as are necessary to preserve and monument the location of such boundary corner as AWVMC may require.

         Section 5.8 -- Outside Coal. AWVMC shall have the right to purchase Outside Coal, to process Outside Coal in the Preparation Plant, and to blend Outside Coal (whether processed or not) with the Coal mined and produced by Independent Contractor. Except as provided in the last sentence of this Section 5.8, in the event AWVMC purchases Outside Coal and blends the same with the Coal mined and produced by Independent Contractor, the weight of the Outside Coal as measured on the truck scales located on the Premises shall be deducted from the railroad or truck scale weights used in calculating any Payment Adjustment. In the event AWVMC purchases


--------
5 Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "Commission"). The omitted portions, marked by "[*]", have been filed separately with the Commission.

Outside Coal on a raw basis, processes the Outside Coal in the Preparation Plant, and blends the processed Outside Coal with the Coal mined and produced by Independent Contractor, (i) the weight of the Outside Coal shall equal the weight as measured on the truck scales located on the Premises times the Clean Coal Conversion Factor (as applied to the Outside Coal) and (ii) such weight shall be deducted from the railroad or truck scale weights used in calculating any Payment Adjustment.

                                   ARTICLE VI

                                     Payment

         Section 6.1 -- Contract Price. In consideration for the Work performed by Contractor hereunder, AWVMC shall pay Independent Contractor [*]6 per ton of Clean Coal (the "Contract Price").

         Section 6.2 -- Payment. For all Clean Coal delivered to and accepted by AWVMC during each seven (7) day period beginning on Sunday and continuing through the following Saturday, AWVMC shall make an Estimated Payment to Independent Contractor by wire transfer by no later than 12:00 o'clock noon on the following Tuesday. Each such Estimated Payment will provide for (i) Estimated Payments for the applicable payment period and (ii) Payment Adjustments, if any, for any previous payment periods for which the Payment Adjustments have not applied. Each Estimated Payment shall be accompanied by a payment remittance showing the calculation of the Estimated Payment and any Payment Adjustments.

--------
6 Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "Commission"). The omitted portions, marked by "[*]", have been filed separately with the Commission.

                                   ARTICLE VII

                             Relationship of Parties

         Section 7.1 -- Independent Contractor. It is expressly agreed and understood that Independent Contractor shall perform the Work specified in this Agreement as an independent contractor. Independent Contractor shall exercise exclusive direction and control over its employees and shall be responsible for its work force and labor relations policies, and subject only to AWVMC's right to designate the areas to be mined, adjust the Designated Monthly Clean Coal Quantity pursuant to Section 5.2, and approve the mining plans and projections pursuant to Section 8.3, Independent Contractor shall be responsible for the manner, method, mode of performance and all other aspects of the Work. Independent Contractor expressly agrees that it shall not represent or hold itself out as an affiliate, subsidiary, partner, joint venturer, representative or agent of AWVMC, and Independent Contractor further agrees to indemnify, hold harmless and defend AWVMC against any claims, of whatever kind, arising from any act or representation of it contrary to the provisions of this Section 7.1. This covenant of indemnity shall survive the termination or expiration of this Agreement.

         Section 7.2 -- Employees. The employees of Independent Contractor or any subcontractor of Independent Contractor shall be employees of the Independent Contractor or subcontractor, as the case may be, and shall not be, nor be deemed to be for any purpose, the employees of AWVMC. Independent Contractor, or its permitted subcontractors, as the case may be, shall exercise complete and exclusive control over and responsibility for all aspects of hiring, employment, supervision, direction, hours, working conditions, compensation, discipline and discharge for all individuals engaged to perform the Work under this Agreement (collectively, the "Workers"). Independent Contractor and its subcontractors shall comply with all present and future federal, state and local laws, ordinances, rules and regulations pertaining to the duties and obligations arising out of the employer-employee relationship or the contractual agreement involving Workers, including, without limitation, unemployment compensation, Social Security, withholding taxes, State Workers' Compensation, (including the Black Lung component), wage and hour laws, wage payment and collection laws, federal and state safety laws, occupational disease compensation and all other applicable rules and regulations promulgated thereunder. Independent Contractor shall maintain accurate supporting records showing evidence of its compliance with the requirements set out in this Section 7.2 and shall make these records available to AWVMC for inspection upon request, and Independent Contractor shall certify to AWVMC, on a quarterly basis, in writing, Independent Contractor's compliance therewith on all Coal produced and tendered under this Agreement.

                                  ARTICLE VIII

              Inspection, Record Keeping and Reporting Requirements

         Section 8.1 -- Contemporaneous Access to the Premises. Independent Contractor acknowledges and agrees that AWVMC or its designee may place and install or cause to be placed and installed on the Premises various structures, equipment and materials, and AWVMC may carry on, either directly or through its designee, such other operations on the Premises as AWVMC may deem necessary or desirable for its own purposes as long as it does not interfere with Independent Contractor's ability to perform the Work under this Agreement. AWVMC shall ensure that all activity on the Premises by AWVMC or its designee shall be conducted in accordance with all applicable laws, rules and regulations, including, without limitation, all MSHA requirements. AWVMC shall indemnify, defend and hold harmless Independent Contractor from and against any and all damages, claims, liabilities and losses incurred by

Independent Contractor as a result of AWVMC's failure to comply with the immediately preceding sentence.

         Section 8.2 -- Inspection of the Premises and Equipment. Independent Contractor acknowledges and agrees that AWVMC and its designees may, upon notice to Independent Contractor, enter upon, inspect, map, sample, test and survey the Premises, the Sentinel Mine, the Equipment, the Coal and the Work being performed under this Agreement, and any other aspect of Independent Contractor's operations relating to this Agreement, except for the financial statements of Independent Contractor. Independent Contractor shall provide and maintain safe access to the Premises, the Sentinel Mine and the Equipment and cooperate with AWVMC and its designees in carrying out such inspection.

         Section 8.3 -- Mining Plans. For the purpose of allowing AWVMC to protect its economic interest in and to the Premises, the Sentinel Mine, the Coal and the Equipment, Independent Contractor shall, beginning on or before the Effective Date and continuing thereafter on or before January 1 and July 1 of each year during the term of this Agreement, prepare mining plans and projections for the next succeeding 6-month period and submit such plans and projections to AWVMC for its written approval; provided, however, the proposed mining plans and projections submitted on or before the Effective Date shall show plans and projections to December 31, 2001. The mining plans and projections shall take into consideration the amount of Coal which Independent Contractor is or may be required to deliver to AWVMC and the entire area proposed to be mined by Independent Contractor, and the mining plans and projections shall make suitable provisions for the reasonable and proper removal of all of the mineable and merchantable coal from the Premises using modern and efficient mining practices. Independent Contractor shall not begin to perform Work in any area of the Premises unless and until

AWVMC approves, in writing, such mining plans and projections so that AWVMC may, among other things, verify its title to or right to mine Coal from the areas of the Premises which may be subject to the proposed mining plans and projections. Upon approval of the mining plans and projections, Independent Contractor shall diligently follow such plans and projections in performing the Work under this Agreement. In the event Independent Contractor is unable to continue performing Work in accordance with the approved mining plans and projections, Independent Contractor shall immediately notify AWVMC in writing of its inability to continue and set forth in reasonable detail the reasons therefore. Independent Contractor shall submit revised mining plans and projections for approval by AWVMC as soon as possible.

         Independent Contractor shall employ a competent licensed land surveyor or registered professional engineer to make surveys, plans and maps of its operations within the Premises, and Independent Contractor shall furnish AWVMC promptly with two (2) copies of all maps required by any federal, state or local law, rule or regulation. In addition, on or before the 5th working day of each month during the term of this Agreement, Independent Contractor shall provide AWVMC with an up-to-date mine map showing the advancement for the preceding month and the mine plan for the next succeeding 1-month period.

         Section 8.4 -- Safety. AWVMC and Independent Contractor recognize the importance of safety procedures and safe working conditions. Before commencing any Work under this Agreement, Independent Contractor must obtain an MSHA identification number. Independent Contractor agrees to comply with all present and future federal, state and local safety laws, ordinances, rules and regulations, and Independent Contractor shall ensure that its employees and Workers are trained in safe working procedures and shall cause its employees and Workers to abide by all safety and security rules in force on the Premises. AWVMC and its designees shall have the right (but not the obligation) to review the safety records of Independent Contractor on a quarterly basis. Independent Contractor agrees to indemnify, hold harmless and defend AWVMC against any claims, of whatever kind, arising from any act or omission to act by Independent Contractor contrary to the provisions of this Section 8.4. This covenant of indemnity shall survive the termination or expiration of this Agreement.

         Section 8.5 -- Testing and Reports. Independent Contractor shall maintain accurate records regarding the mining conditions encountered, drill cores, tests and sampling with respect to the Premises, the Coal and the Work (the "Records"), and Independent Contractor shall provide AWVMC or its designee with copies thereof. Upon the termination or expiration of this Agreement, Independent Contractor shall promptly deliver to AWVMC or its designee all of such records.

         Section 8.6 -- Books of Account and Records. Independent Contractor shall at all times maintain accurate books and records of account covering the Work performed under this Agreement in accordance with generally accepted accounting principles. AWVMC shall have the right to inspect, audit and copy Independent Contractor's books and records for the purpose of verifying compliance with all terms, conditions and provisions of this Agreement; provided, however, the AWVMC shall not have the right to inspect, audit or copy Independent Contractor's financial statements. Independent Contractor shall keep and preserve such books and records for at least five years after the termination or expiration of this Agreement.

         Section 8.7 -- Confidentiality of Information. Independent Contractor acknowledges that in performing the Work under this Agreement it may have access to proprietary information and trade secrets of a confidential nature pertaining to AWVMC, its affiliates and their businesses, the Premises, the Coal and the Sentinel Mine. Independent Contractor agrees that it shall treat all maps, plans, data, reports, drilling logs, core samples, leases and other information relating to AWVMC and its business, the Premises, the Coal or the Sentinel Mine (the "Information") as confidential, and it shall not divulge, transmit or otherwise disclose any of the Information to any person, firm, corporation or other entity unless at the time of disclosure to Independent Contractor, the information was public knowledge or becomes public knowledge through no act of Independent Contractor. Upon the termination or expiration of this Agreement for any cause whatsoever, Independent Contractor shall promptly deliver to AWVMC all of the Information given to Independent Contractor.

                                   ARTICLE IX

          Observance of Laws, Regulations and Other Legal Requirements

         Section 9.1 -- Conformity with Laws. Independent Contractor agrees that in performing the Work under this Agreement, particularly in the actual mining process and in regard to its responsibility for the construction, installation, inspection, maintenance and removal, if necessary, of all facilities, structures, and equipment used in or about the Premises, it shall be familiar with and shall fully obey and comply with all applicable federal, state and local laws and ordinances, and with all applicable rules, regulations, orders and directives of any federal, state or local official, agency or department relating to such mining operations and activities or to such facilities, structures, land areas, utilities, equipment and including, without limitation, all such laws, ordinances, rules, regulations, orders, directives, permits and bonds now in effect or hereafter made, promulgated, enacted or issued.

         Section 9.2 -- Permits and Bonds. Following the execution of this Agreement, Independent Contractor shall diligently seek to obtain all approvals and consents from any federal, state or local governmental agency to Independent Contractor performing the Work on the Premises, including, without limitation, an operator reassignment of all applicable mining and mining related permits. Upon the expiration or termination of this Agreement, Independent Contractor shall surrender or relinquish all such approvals, permits and operator reassignments. Independent Contractor shall secure, maintain and comply with all permits required to perform the Work, and Independent Contractor shall perform all remedial or abatement work and pay all fines and assessments related to its failure to comply therewith. Independent Contractor shall not be responsible for violations of any governmental permits that occurred prior to the Effective Date, but if Independent Contractor is required or compelled by the relevant regulatory authority to remedy any such violation or pay any fine or assessment with respect thereto, the costs of remedial work and payment of fines and assessments, including attorney's fees, shall be reimbursed by AWVMC. Copies of all applications made to and of all licenses, permits, bonds, amendments, modifications, inspection reports and compliance, non-compliance or other orders issued by any governmental authority, and any plans and maps or other information compiled, made and filed by Independent Contractor with or furnished to any governmental authority or communication had therewith concerning any of the foregoing shall be made available to AWVMC before they are filed with or furnished to the governmental authority or immediately upon receipt from any governmental authority. Except for claims, costs and expenses incurred or caused by the actions or inactions of AWVMC or its agents or contractors prior to the Effective Date, Independent Contractor shall indemnify, hold harmless and defend AWVMC and its affiliates from and against all claims, costs and expenses, including reasonable attorneys' fees, in connection with or arising out of these documents or any dispute relating to these documents that may occur during the term of this Agreement. This covenant of indemnity shall survive termination or expiration of this Agreement.

         Section 9.3 -- Citations or Penalties. Independent Contractor shall be solely responsible and liable for the complete and timely payment of any and all citations, assessments, penalties or fines imposed by any federal, state or local agency for the violation of any federal, state or local law, ordinance, rule or regulation arising out of or relating, directly or indirectly, to the Work performed under the Agreement. Independent Contractor shall not jeopardize any of the governmental permits held, if any, by AWVMC, Independent Contractor, or its and their affiliates, contractors or lessees. Independent Contractor shall be totally and solely responsible for and shall hold harmless, indemnify and defend AWVMC from and against any and all liability for any citations, assessments, fines, damages, withdrawal orders or civil and criminal penalties assessed against either Independent Contractor or AWVMC which are caused, directly or indirectly, in whole or in part, by the actions or omissions of Independent Contractor, its employees, agents, contractors or representatives. In the event that AWVMC or Independent Contractor is assessed, fined or penalized for any violation arising out of Independent Contractor's conduct, or the conduct of its agents, contractors or representatives, AWVMC may, subject to Independent Contractor's right to lawfully and in good faith contest such fine, assessment or penalty, settle or pay such assessment, fine or penalty without Independent Contractor's prior approval, and AWVMC may deduct and withhold from any monies due or which shall become due in the future to Independent Contractor for Work performed under the Agreement an amount sufficient to cover any such assessments, fines and penalties, together with expenses, including reasonable attorneys' fees, incurred. If, regardless of the reason, such citations or assessments should go unresolved and any of AWVMC's mining related permits are canceled, revoked, suspended, terminated or withdrawn, Independent Contractor shall be liable to AWVMC for all costs, expenses, losses and damages, including, without limitation, attorneys' fees, directly or indirectly, incurred by such permit cancellation, revocation, suspension, termination or withdrawal. Independent Contractor reserves the right to lawfully contest any such fine or assessment provided it does not jeopardize the mining operations contemplated under this Agreement.

         Section 9.4 -- Fees and Taxes. Except as expressly provided in Section
9.5 below, Independent Contractor and its subcontractors shall make complete and timely payment of all federal, state and local fees and taxes which may be imposed or assessed against it, its or their operations hereunder, or the Equipment in connection with the Work performed under this Agreement, including, without limitation, all payments or benefits arising from the Black Lung Benefits Reform Act of 1977, as amended, the workers' compensation fund or similar benefit program under the laws of the State of West Virginia, personal property taxes, employment taxes, and income taxes. Personal property taxes shall be prorated on a calendar year basis for any period during this Agreement which is less than one calendar year. In the event Independent Contractor fails to pay any of such fees or taxes, AWVMC shall be entitled, at its option, to pay said fees or taxes and to recover the amount of such payment by deducting sufficient funds from sums due or which shall become due to Independent Contractor for Work performed under this Agreement.

         Section 9.5 -- Excise, Reclamation and Severance Taxes. In addition to the Contract Price set forth in Section 6.1 above, AWVMC shall pay real property taxes assessed against the Premises, the federal excise tax payable under 26 U.S.C. Section 4121 with respect to the Black Lung Disability Trust Fund, the federal reclamation fees payable to the Office of Surface Mining and the severance taxes and state reclamation fees assessed by the State of West Virginia on the Coal mined hereunder by Independent Contractor.

         Section 9.6 -- Liens. In the event any employee or Worker of Independent Contractor or any other third party files a notice of intent to claim a Lien upon any asset of AWVMC or any other property or interest of AWVMC as the result of Independent Contractor's non-payment of wages or other monies due to such employee or other third party, and in the event such Lien or filing is in AWVMC's reasonable opinion legally valid or enforceable, then AWVMC may, at its option, pay such employees or third parties directly and deduct the amount of such payment from any monies due or to become due to Independent Contractor under this Agreement. This provision shall not be construed as a promise for the benefit of any employee of Independent Contractor or any third party and shall not constitute an agreement by AWVMC to pay any such employee or third party.

         Section 9.7 -- Reclamation. AWVMC shall be responsible, at its sole cost and expense, for performing all reclamation of the Premises as required by any applicable federal, state and local laws, rules, regulations and permits. AWVMC shall indemnify, hold harmless and defend Independent Contractor from and against all claims, cost and expenses, including reasonable attorney's fees, incurred by Independent Contractor in connection with the reclamation of the Premises. This covenant of indemnity shall survive the expiration or termination of this Agreement.

                                    ARTICLE X

                          Indemnification and Insurance

         Section 10.1 -- Indemnification. Independent Contractor shall indemnify, hold harmless and defend AWVMC, its affiliates and its and their officers, directors, managers and employees from and against any and all suits, actions, liabilities, demands, losses, claims, awards, damages, fines, penalties, judgments, settlements, costs and expenses of every kind and nature (including, without limitation, reasonable attorney's fees and related costs incurred by an indemnified party in connection with its efforts to enforce this indemnity), including, without limitation, the injury to or death of any person or persons, damage to or loss of property, or mining outside the Premises (unless such mining outside the Premises was performed in accordance with a mining plan approved by AWVMC in accordance with the terms and conditions of this Agreement) or otherwise, arising out of or relating, directly or indirectly, to (i) the acts or omissions of Independent Contractor, its officers, employees, agents or representatives under or in connection with this Agreement, or (ii) an Event of Default, or (iii) the use of any of the Equipment by Independent Contractor or its employees, agents or representatives, together with any and all costs and expenses, including reasonable attorneys' fees, that may be incurred by an indemnified party in connection with its defense. Independent Contractor shall defend the indemnified party (with counsel reasonably acceptable to the indemnified party) or pay to have the indemnified party defended, against all such suits, actions, liabilities, demands, losses, claims, awards, damages, fines, penalties, judgments, settlements, costs and expenses, whether groundless or not. The foregoing obligations shall be in addition to and not in limitation of any other specific agreements or obligations in other sections of this Agreement, and shall survive the expiration or termination of this Agreement.

         Section 10.2 -- Insurance. Independent Contractor shall maintain, at its sole cost and expense, and shall require any subcontractors or other entities or individuals it may engage to perform the Work under this Agreement to maintain, at all times while performing the Work, and for a period of ninety
(90) days after the expiration or termination of this Agreement, the insurance coverages set forth below with full policy limits applying, but not less than as stated:

               a. Comprehensive general liability insurance with minimum limits of

                    $5,000,000 per occurrence and $5,000,000 general aggregate for bodily injury and property damage, which insurance shall include coverage for (but not limited to) the following: (i) Premises' operations, (ii) contractual liability, (iii) cross-liability, (iv) products and completed operation, (v) explosion collapse and underground property damage, (vi) subsidence, (vii) waiver of subrogation, and (viii) punitive damages.

               b. Employer's liability insurance protecting against employee claims for bodily injury, intentional tort actions and all other employee claims against employers with each underlying limit being not less than One Million Dollars per person and Five Million Dollars for each occurrence.

               c. Automobile bodily injury liability insurance including owned, non-owned and hired vehicle coverage with limits of liability of not less than $5,000,000 combined single limits for bodily injury and property damage claims.

               d. Workers' Compensation insurance coverage, occupational disease insurance, including state and federal black lung coverage, unemployment compensation and all other insurance coverages for occupational injury, disease or hazards as required by the laws and regulations applicable to and covering employees of Independent Contractor engaged in the performance of Work under this Agreement.

               e. Pollution liability insurance of not less than $500,000 per incident.

         Independent Contractor's obligation to obtain the insurance coverages as provided in this Section 10.2 shall not in any way be construed so as to limit, amend or otherwise modify its indemnity obligations as provided elsewhere in this Agreement.

         Section 10.3 -- Form of Insurance. All insurance coverages required under Section 10.2 above shall be with a reputable insurer, licensed to do business in the State of West Virginia, and AWVMC shall have the right to approve such insurer. All policies or certificates of insurance obtained by Independent Contractor under this Agreement shall name AWVMC as an additional insured and shall contain a provision for notice to AWVMC of any overdue or unpaid insurance premium and thirty (30) days advance notice to AWVMC of any proposed cancellation or substantial change in coverage. Every insurance policy required under Section 10.2 above shall contain a waiver of subrogation by the insurer against AWVMC, its owners, affiliates and subsidiaries. Each policy of insurance shall be written as an "occurrence" contract unless the policy is available only on a "claims made" basis, in which case Independent Contractor shall continue such insurance policy for a period of two years after the expiration or termination of this Agreement.

         Section 10.4 -- Proof of Insurance Coverage. Independent Contractor shall furnish to AWVMC copies of all certificates and policies which provide the insurance coverages required by Section 10.2 above, including, but not limited to, copies of any bonds which may be required for such coverages, prior to commencing the Work under this Agreement and thereafter upon request by AWVMC. Independent Contractor shall also provide satisfactory written evidence to AWVMC that, if required by the laws of the State of West Virginia, it has entered into appropriate trust or bonding arrangements setting aside or providing sufficient funds to assure payments of accrued back wages and fringe benefits to Independent Contractor's employees in the event Independent Contractor ceases operations under this Agreement.

         Section 10.5 -- Payment of Premiums. AWVMC shall have the right, in its sole discretion, to pay any overdue premium for the insurance coverages required of Independent Contractor under this Agreement, and, upon the failure of Independent Contractor to maintain any such coverage, to take out and maintain such insurance coverages, and AWVMC is hereby authorized to collect the cost of obtaining and maintaining any such insurance coverages from monies due to or to become due to Independent Contractor under the terms of this Agreement. Independent Contractor expressly agrees and acknowledges that its inability, failure, neglect or refusal to carry, maintain and keep current, at all times during the term of this Agreement, any of the insurance coverages required under this Agreement, and its inability, failure, neglect or refusal to be and remain at all times during the term of this Agreement a subscriber or self-insurer in good standing with the West Virginia workers' compensation fund or other similar fund, state and federal black lung funds or any other occupational disease and disability insurance fund shall constitute a breach of this Agreement and give AWVMC the right, in its discretion, to terminate this Agreement pursuant to
Article XI below.

                                   ARTICLE XI

                             Default and Termination

         Section 11.1 -- Default. Independent Contractor shall be in default of this Agreement upon the occurrence of any of the following events (each an "Event of Default"):

                  a. Except as set forth in Section 11.1.b below, any breach or violation of, or failure to perform, any term, condition, provision, representation, warranty, covenant, stipulation or agreement set forth herein or in any other written agreement by and between AWVMC and Independent Contractor which is not cured within (i) ten (10) days of Independent Contractor's receipt of written notice thereof from AWVMC or (ii) if such breach, violation or failure to perform is not cureable within said ten (10) day period, such additional time as is necessary to cure said breach, violation or failure to perform, provided that Independent Contractor diligently and continuously works to cure the same; provided, however, that the time within which to cure such breach, violation or failure to perform shall not in any case exceed thirty (30) days of Independent Contractor's receipt of written notice from AWVMC;

                  b. Any failure by Independent Contractor to comply, for any reason except a validly asserted Force Majeure Event, with the Monthly Designations as set forth in the Delivery Schedules twice during any six (6) consecutive month period;

                  c. If any action by Independent Contractor in performing the Work under this Agreement, complying with any of the terms under this Agreement, or the presence of any agent, employee, contractor or representative of Independent Contractor upon the Premises, or the execution of this Agreement by it shall cause interference with or disrupt or threaten to interfere with or disrupt AWVMC's operations in any manner, for any reason, and if such interference, disruption or threat continues for ten (10) days after Independent Contractor's receipt of written notice thereof from AWVMC;

                  d. In the event Independent Contractor is adjudicated bankrupt or insolvent, whether through involuntary or voluntary proceedings, or if any receiver, trustee, assignee or other person or persons are appointed by any court to take charge of Independent Contractor's assets;

                  e. If any order, decree, judgment or directive is issued by any regulatory authority, tribunal or court revoking, suspending, terminating or withdrawing any of its mining related permits or bonds, whether secured in connection with mining on the Premises or not, or requiring Independent Contractor to cease mining operations for a period of more than ten (10) days, or if two such directives are issued in any calendar year, regardless of their duration; or

                  f. If Independent Contractor is determined to be "permit blocked" or is otherwise unable for any reason to obtain or maintain mining or mining related permits in connection with any program conducted by the Federal Office of Surface Mining (or its successor) or any other state or federal agency or body.

         Section 11.2 -- Termination Based Upon an Event of Default. In addition to and not in limitation of its right to terminate this Agreement as provided in other sections of this Agreement, AWVMC shall have the right to terminate this Agreement upon the occurrence of an Event of Default by giving written notice to Independent Contractor of such termination.

         Section 11.3 -- Right to Cure. Upon the occurrence of an Event of Default, AWVMC shall have the right, but not the duty, to make any payment or to perform any act or complete or correct the Work required of Independent Contractor under this Agreement and, in exercising such right, to incur, for and on behalf of Independent Contractor, necessary or incidental costs and expenses, including reasonable attorneys' fees. In exercising the foregoing right, AWVMC may offset and deduct all payments made and all costs and expenses incurred against such sums of money, if any, due or to become due to Independent Contractor under this Agreement and proceed against Independent Contractor under the provisions of Section 10.1 relating to indemnity. AWVMC's right to cure Independent Contractor's Event of Default as described in this Section 11.3 shall not imply any obligation on the part of AWVMC to make any payment or to perform any act required of Independent Contractor, and the exercise of such right by AWVMC shall not constitute a release or waiver of any default or breach by Independent Contractor.

         Section 11.4 -- Waiver of Performance or Default. The failure of either AWVMC or Independent Contractor to insist in any one or more instances upon strict performance of any of the covenants, terms or conditions imposed upon or assumed by either party under this Agreement, or the failure of AWVMC or Independent Contractor to exercise any particular option or right granted by the Agreement, shall not be construed as a waiver or relinquishment for the future performance of any such covenant, term or condition, or as to the exercise of any such option or right. Moreover, a waiver by either party of a default or breach hereunder must be in writing and shall not be deemed to be a waiver of any subsequent default or breach, and any delay in asserting a right hereunder shall not be deemed a waiver of such right. Nothing contained in this Agreement shall be construed as a waiver of any applicable statute of limitations.

         Section 11.5 -- Remedies. The rights and remedies set forth in this Agreement shall not be exclusive, but shall be taken and construed as cumulative and in addition to any and all other rights and remedies at law or equity.

         Section 11.6 -- Removal of Property. In the event of an Event of Default of Independent Contractor, and for so long as such Event of Default shall continue, Independent Contractor shall not remove or permit to be removed or taken from the Premises any of the Equipment; provided, however, that if Independent Contractor purchases the Rebuilt Equipment in accordance with
Section 4.12, Independent Contractor shall have the right to remove the Rebuilt Equipment from the Premises.

         Section 11.7 -- Condition of the Premises. Upon the expiration or termination of this Agreement, for any reason, at the option of AWVMC, Independent Contractor shall leave the Premises and the Sentinel Mine in the same normal working condition, under which the Work was being performed.

         Section 11.8 -- Termination or Transfer of Permits and Licenses. No later than ten (10) days after the expiration or termination of this Agreement for any reason whatsoever, Independent Contractor shall release the licenses and permits required by law for the performance of the Work under this Agreement, if any, and take all other steps necessary to terminate such licenses or permits or, at AWVMC's option, to assign, transfer and convey these licenses or permits to AWVMC or its designee.

         Section 11.9 -- Termination Without Cause. At any time on or after the Effective Date, each of AWVMC and Independent Contractor shall have the right to terminate this Agreement for any reason and at any time by providing the other party with at least sixty (60) days' prior written notice (a "Termination Notice"). In the event AWVMC elects to terminate this Agreement pursuant to this
Section 11.9, AWVMC shall be required to purchase from Independent Contractor, and Independent Contractor shall be required to sell to AWVMC, all of the Independent Contractor Equipment and any related parts and supplies located in the Sentinel Mine on the Termination Notice Date for its Fair Market Value. Within ten (10) days of the Termination Notice Date applicable to a termination by AWVMC, Independent Contractor shall provide AWVMC the Independent Contractor Equipment List. AWVMC shall pay for the Independent Contractor Equipment and the related parts and supplies upon delivery by Independent Contractor of a bill of sale and assignment, reasonably acceptable to AWVMC, transferring title to the Independent Contractor Equipment and the related parts and supplies which AWVMC is purchasing under this Section 11.9 free and clear of all Liens. AWVMC shall have the right to withdraw the Termination Notice for any reason within thirty
(30) days of its receipt of the Independent Contractor Equipment List.

         In the event Independent Contractor elects to terminate this Agreement pursuant to this Section 11.9, AWVMC shall have the right, but not the obligation, to purchase all or any part of the Independent Contractor Equipment and any related parts and supplies located in the Sentinel Mine on the Termination Notice Date for its Fair Market Value. Within ten (10) days of the Termination Notice Date applicable to a termination by Independent Contractor, Independent Contractor shall provide AWVMC the Independent Contractor Equipment List. AWVMC shall pay for the Independent Contractor Equipment and the related parts and supplies upon delivery by Independent Contractor of a bill of sale and assignment, reasonably acceptable to AWVMC, transferring title to the Independent Contractor Equipment and the related parts and supplies which AWVMC is purchasing under this Section 11.9 free and clear of all Liens.

         Section 11.10 -- Default by AWVMC; Termination by Independent Contractor. AWVMC shall be in default of this Agreement upon the occurrence of any of the following events:

                  a. The failure of AWVMC to pay Independent Contractor the Contract Price in accordance with Section 6.2, which failure to pay is not cured within ten (10) days of AWVMC's receipt of written notice thereof from Independent Contractor;

                  b. If any action by AWVMC shall cause interference with or disrupt or threaten to interfere with or disrupt Independent Contractor's operations in any manner, for any reason, and if such interference, disruption or threat continues for thirty (30) days after AWVMC's receipt of written notice thereof from Independent Contractor; or

                  c. In the event AWVMC is adjudicated bankrupt or insolvent, whether through involuntary or voluntary proceedings, or if any receiver, trustee, assignee or other person or persons are appointed by any court to take charge of AWVMC's assets.

In addition to the right to terminate this Agreement as provided in Section 11.9 of this

Agreement, Independent Contract shall have the right to terminate this Agreement upon the default by AWVMC under Section 11.10(a), (b) or (c) above by giving written notice to AWVMC of such termination.

                                   ARTICLE XII

              Assignment, Subcontracting and Transfer of Ownership

         Section 12.1 -- Rights Personal to Independent Contractor. This Agreement is personal to Independent Contractor requiring the exercise of its own services, skills and judgment.

         Section 12.2 -- Assignment and Subcontracting. Independent Contractor may not assign, subcontract or otherwise transfer or delegate all or any part of this Agreement, the Work, or any rights, duties, obligations or interests herein (except the right to hire contract labor) without obtaining the prior written consent of AWVMC, which consent may be withheld by AWVMC in its sole discretion. Independent Contractor may not assign any monies due or to become due to it under this Agreement, nor may it pledge, encumber or mortgage all or any part of its interests in this Agreement unless the assignee, pledgee or mortgagee executes and delivers to AWVMC an agreement, reasonably satisfactory to AWVMC, pursuant to which such assignee, pledgee or mortgagee acknowledges the setoff rights of AWVMC under Sections 4.1, 4.3, 4.11, 9.3, 9.4, 9.6 and 11.3 this Agreement and agrees that the interest assigned, pledged or mortgaged to it is subject to such setoff rights, and that such setoff rights shall be superior for all purposes.

         Section 12.3 -- Transfer of Ownership Interest. Without the prior written consent of AWVMC, which consent may be withheld by AWVMC in its sole discretion, no holder of any capital stock or other ownership interest in Independent Contractor may sell, assign, give, pledge or otherwise transfer, whether voluntarily or by operation of law, any such capital stock or other ownership interest in Independent Contractor to any other person or entity, and any such sale, assignment, gift, pledge or transfer shall constitute a breach of this Agreement. Additionally, without the prior written consent of AWVMC, which consent may be withheld by AWVMC in its sole discretion, Independent Contractor may not cause or permit to be issued any additional equity or other ownership interest during the term of this Agreement, and any such issuance shall constitute a breach of this Agreement. In the event AWVMC consents to the sale, assignment, gift, pledge or other transfer of any such capital stock or ownership interest, or to the issuance of any additional equity or other ownership interest in Independent Contractor, then Independent Contractor shall obtain the written agreement and consent of any such person or entity to whom the interest shall be conveyed or issued to be bound by the provisions of this
Section 12.3.

         Section 12.4 -- Waiver of Consent. In the event AWVMC consents to one or more assignments, subcontracts or other transfer of all or any part of this Agreement, the Work, or any rights or interests herein, or a transfer of any ownership interest in Independent Contractor, such consent shall not be construed as waiving the requirement of obtaining written consent to additional assignments, subcontracts or transfers, and no consent to assignment, subcontract or transfer shall relieve Independent Contractor of any obligations specified in this Agreement.

                                  ARTICLE XIII

                                  Miscellaneous

         Section 13.1 -- Notices. Any and all notices, payments, reports, consents or other communications between the parties shall be in writing and deemed given and received on the date delivered personally, on the date deposited if sent by registered or certified United States mail, postage prepaid, return receipt requested, or on the date transmitted by facsimile, provided the same is also mailed on said date by registered or certified United States mail, postage prepaid, return receipt requested, to the parties at their respective addresses as set forth below, which addresses shall remain in effect until notice of change is given, in writing:

         If to AWVMC:                   Anker West Virginia Mining Company, Inc.
                                        2708 Cranberry Square
                                        Morgantown, WV 26508
                                        Telecopy No.: (304) 594-3695
                                        Attention: President

         If to Independent Contractor:  Ryanstone Coal, LLC

                                        ----------------------------------------
                                        Philippi, WV
                                        Attn: Jimmie Ryan
                                        Telecopy No.: (304) _________________

             With a copy to:            Jean Pearson
                                        P. O. Box 100
                                        904 West Broadway
                                        Spiro, OK 74959
                                        Telecopy No.: (918) 962-6202

                                        and

                                        John DeBuys, Esquire
                                        Burr & Forman
                                        420 North 20th Street, Suite 3100
                                        Birmingham, AL  35203
                                        Telecopy No.: (205) 458-5100

         Section 13.2 -- Integration. This Agreement contains the entire understanding and agreement of the parties with regard to the transactions contemplated hereunder and it supersedes all prior agreements, arrangements and understandings between the parties relating to the subject matter of this Agreement.

         Section 13.3 -- Modification. This Agreement shall not be modified, changed or terminated, in whole or in part, except by written agreement, signed by all parties hereto or their respective successors-in-interest.

         Section 13.4 -- Choice of Law. This Agreement shall be governed and construed in accordance with the laws of the State of West Virginia.

         Section 13.5 -- Production is of the Essence. The time, quality and quantities of Coal production set forth in Article V hereof are of the essence of this Agreement.

         Section 13.6 -- Headings. The headings appearing in this Agreement are for convenience of reference only and shall not be considered or construed as affecting in any way the meaning of the provisions of this Agreement.

         Section 13.7 -- Counterparts. This Agreement may, for convenience, be executed in several counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one Agreement.

         Section 13.8 -- Severability. In the event that any provision of this Agreement conflicts with the laws of the State of West Virginia or any other jurisdiction, or is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deleted from the Agreement and the Agreement shall be construed to give effect to its remaining provisions.

         Section 13.9 -- Force Majeure.

         (a) If AWVMC or Independent Contractor is rendered wholly or partly unable to perform its obligations under this Agreement by reason of a Force Majeure Event, AWVMC or Independent Contractor, as the case may be, will be excused from whatever performance is affected by the Force Majeure Event to the extent so affected, provided that (i) the party relying on the Force Majeure Event notifies the other as soon as practicable of the Force Majeure Event and its cause; (ii) the suspension of performance is of no longer duration than is required by the Force Majeure Event; (iii) no obligations of either party which arose before the Force Majeure Event causing the suspension of performance are excused as a result of the Force Majeure Events; and (iv) the non-performing party exercises due diligence to remove the cause of the

Force Majeure Event or to lessen its effect and resumes performance at the earliest practicable time.

         (b) In no event will this Section 13.9 be construed to relieve either party of any obligations hereunder solely because of increased costs or other adverse economic consequences that may be incurred through the performance of such obligations of the parties. Notwithstanding the above, adverse economic consequences from governmental actions will be considered a Force Majeure Event if it results from an item listed in the definition of a Force Majeure Event. For the purposes of this Agreement only, the term "Force Majeure Event" shall mean or refer to any act or event that (i) prevents AWVMC or its coal sales agent from selling any of the Coal at a reasonable profit or performing its obligations under any other agreement for the sale or re-sale of Coal, and (ii) any other act or event which is beyond the reasonable control of AWVMC or Independent Contractor and which renders performance of this Agreement, in whole or in part impossible. Such acts or events include, without limitation, an act of God, nuclear emergency, explosion, fire, epidemic, landslide, lightning, earthquake, flood or similar cataclysmic occurrence, an act of public enemy, war, blockade, insurrection, strike, riot, civil disturbance, restrictions or restraints imposed by law or by rule, regulation or order of governmental authorities, whether federal, state or local, delays or interruptions in transportation, major breakdown or other restrictions on the use of equipment, unforeseen adverse geologic and mining conditions and roof failures, lack of adequate ventilation due to events or circumstances which were not, wholly or partially, the result of any act, omission or failure of Independent Contractor, or any other event beyond the reasonable control of AWVMC or Independent Contractor, whether of the same or a different nature, existing or future, foreseen or unforeseen. Unless resulting from any of the events listed in the preceding sentence, economic hardship or failure by

Independent Contractor to produce Coal in such quantities as required under this Agreement will not constitute a Force Majeure Event.

         (c) No Force Majeure Event will invalidate this Agreement and, on termination of the Force Majeure Event, deliveries of Coal will resume pursuant to the terms and conditions hereof. Shipments not made or not accepted due to a Force Majeure Event will be made up at the end of this Agreement, and the term of this Agreement will be extended for an additional reasonable period of time so that the shipments can be made up.

         IN WITNESS WHEREOF, the parties have caused their corporate names to be signed hereto by their officers duly authorized.

                                        ANKER WEST VIRGINIA MINING
                                        COMPANY, INC.

                                        By: /s/ Gerald Peacock
                                            ------------------------------------
                                            Gerald Peacock
                                            President

                                        RYANSTONE COAL, LLC

                                        By: /s/ Jimmie R. Ryan
                                            ------------------------------------

                                        Name: Jimmie Ryan

                                        Its:  Manager
                                              ----------------------------------